Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION REPORTS RECORD Q4 AND FISCAL YEAR 2008 RESULTS

MARKING 16 CONSECUTIVE YEARS OF REVENUE GROWTH

-               FY 2008 Net Revenues of $2.90 Billion, Increase of 92% Year Over Year-

-               Company Exceeds Peak Cycle Operating Margin Target -

-               FY 2008 Earnings Per Diluted Share Grow 293% to Record $1.10  –

-               Company Provides Growth Outlook for Fiscal Year 2009 -

Santa Monica, CA – May 8, 2008 – Activision, Inc. (Nasdaq: ATVI) today announced record fiscal year 2008 and fourth quarter results.

Net revenues for the fiscal year ended March 31, 2008 were $2.90 billion, as compared to $1.51 billion for the fiscal year ended March 31, 2007.  Net income for the fiscal year was $344.9 million, or $1.10 in earnings per diluted share, as compared to net income of $85.8 million, or $0.28 in earnings per diluted share reported for the last fiscal year.   Excluding the impact of expenses related to equity-based compensation, the company reported non-GAAP net income of $377.5 million and non-GAAP earnings per diluted share of $1.20 for the fiscal year. This compares to non-GAAP net income of $101.3 million and non-GAAP earnings per diluted share of $0.33 for the last fiscal year, in each case excluding the impact of expenses related to equity-based compensation.

Net revenues for the fourth quarter ended March 31, 2008 were $602.5 million, as compared to $312.5 million that the company reported for the fourth quarter of the last fiscal year.

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For the fourth quarter, the company reported net income of $44.2 million, or earnings per diluted share of $0.14, as compared to a net loss of $14.4 million, or a loss per share of $0.05, for the fiscal year 2007 fourth quarter.  Excluding the impact of expenses related to equity-based compensation expense, the company reported non-GAAP net income of $54.9 million and non-GAAP earnings per diluted share of $0.17 for the quarter.  This compares to a non-GAAP net loss of $10.1 million and a non-GAAP loss per share of $0.04 for the fourth quarter of last fiscal year, in each case excluding the impact of expenses related to equity-based compensation.

Robert Kotick, Chairman and CEO of Activision, Inc. commented, “Fiscal 2008 was the best year in our history and Q4 was the largest and most profitable non-holiday quarter, even though we did not release any new titles.  During the fiscal year, we were the #1 U.S. console and handheld publisher in dollars for the first time ever, according to The NPD Group, and we grew our worldwide share of the console, handheld and PC markets year over year.  We achieved record financial performance significantly growing both net revenues and earnings per share.  And, we delivered a record operating margin of 16.5% on a GAAP basis, and 18.4% on a non-GAAP basis, excluding the impact of equity-based compensation, and we increased stockholder’s equity by 38%.”

Kotick continued, “In fiscal 2009, we expect to deliver another year of growth.  We remain committed to strengthening our global leadership position by continuing to execute on our growth strategies and cost-optimization initiatives.  We own or control some of the most successful brands in interactive entertainment, and we will continue to focus our resources on proven properties with broad global appeal.  Our solid lineup, which includes new titles based on such blockbuster brands as Call of Duty®, Guitar Hero® and James Bond, should enable us to continue capitalizing on growth in interactive entertainment consumption worldwide.”

Kotick added, “With respect to our pending combination with Vivendi Games, we are on track to complete our transaction, which will create the world’s largest and most profitable independent video game company.  We are pleased that Blizzard’s business maintained its momentum, and combined with our continued business strength, we are well positioned to exceed the financial goals we have set for the combined company at the time of the deal announcement.   The combination of Activision’s solid portfolio and Vivendi Games proven properties should enable us to continue delivering exceptional returns to our stockholders.”

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Business Highlights

Activision’s fiscal year results were driven by strong worldwide consumer response to Call of Duty® 4: Modern Warfare™, Guitar Hero® III: Legends of Rock, Spider-Man 3™, Shrek The Third™, as well as its new licensed intellectual property TRANSFORMERS: The Game.

The company’s fourth quarter results were driven by strong market conditions and the continued success of Guitar Hero III: Legends of Rock and Call of Duty 4: Modern Warfare.

•             During the fiscal year, in the U.S., Activision grew its market share by 7.2% to a record 17.3%, was the #1 console and handheld software publisher in dollars, and had three top-10 best-selling titles in dollars overall according to The NPD Group.

•             For the fiscal year, Activision set an industry record for U.S. sell-through in dollars by a single publisher, according to The NPD Group.

•             Guitar Hero III: Legends of Rock was the #1 best-selling game in the U.S. and Europe in dollars during the fiscal year, according to The NPD Group, Charttrack and Gfk.

•             For the fiscal year, Call of Duty 4: Modern Warfare was the #2 best-selling game worldwide in units, selling more than 9 million units as of March 31, 2008, according to The NPD Group, Charttrack and Gfk.

•             For the fiscal year, Call of Duty 4: Modern Warfare was the #1 best-selling PC title in dollars worldwide, according to The NPD Group, Charttrack and Gfk.

•             During the fiscal year, both the Guitar Hero and Call of Duty franchises surpassed a billion dollars in life to date sales.

•             Spider-Man 3™ and TRANSFORMERS: The Game were the #1 and #2 best-selling movie based games in dollars worldwide for fiscal year 2008, according to The NPD Group, Charttrack and Gfk.

•             Activision grew its European market share from 4.8% to 7.4% during the fiscal year, according to Charttrack and Gfk.

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•             Activision’s international publishing revenues grew in excess of 100% year over year.

•             According to The NPD Group, for the fourth quarter, Activision ranked as the #1 U.S. console, handheld and PC publisher in dollars.

•             On September 26, 2007, Activision announced that it had acquired U.K.-based developer Bizarre Creations, one of the world’s premier video game developers and a leader in the racing category.  The acquisition enables Activision to enter the $1.5 billion racing category, which is the seventh most popular videogame genre and represented more than 7.5% of the total video game market worldwide in calendar 2007, according to The NPD Group, Charttrack and Gfk.

•             On December 1, 2007, Activision and Vivendi entered into a definitive agreement to combine Vivendi Games, Vivendi’s interactive entertainment business — which includes Blizzard Entertainment’s® World of Warcraft®, the world’s #1 massively multiplayer online role playing game franchise with more than 10 million global subscribers – with Activision, which at closing will create the world’s largest pure-play online and console game publisher.   The transaction remains subject to approval by Activision’s stockholders and other customary closing conditions.

Company Outlook

For the first quarter of fiscal 2009, Activision will release Enemy Territory™: QUAKE WARS for the Xbox 360® video game and entertainment system from Microsoft and PLAYSTATION®3 computer entertainment system; Kung Fu Panda, on the Xbox 360 video game and entertainment system from Microsoft and PLAYSTATION 3 computer entertainment system, PlayStation 2 computer entertainment system, the Nintendo® Wii™, Games for Windows® and the Nintendo DS™; Guitar Hero®: On Tour for the Nintendo DS; and Guitar Hero®: Aerosmith® for the Xbox 360 video game and entertainment system from Microsoft,  PLAYSTATION 3 computer entertainment system, PlayStation 2 computer entertainment system and the Nintendo Wii.

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Activision announced today that online functionality for certain key titles to be released in the December quarter of fiscal year 2009 and thereafter is expected to become a significant component of game play for certain platforms for which the company will have continuing performance obligations beyond the sale of the game.  As a result, the company expects to begin recognizing a substantial amount of net revenues and costs of sales from these online-enabled games over a service period, which we currently estimate to be six months beginning the month after shipment.

Activision anticipates that a considerable amount of net revenues and costs of sales that would have been recognized in the fiscal year ending March 2009 will be recognized later in the calendar year 2009.  While this will not impact the economics of Activision’s business or its cash flows, these changes will have a material impact on the company’s fiscal year 2009 GAAP results.

In order to provide comparable year-over-year performance information, Activision’s non-GAAP results will exclude the impact of the change in deferred net revenues and cost of sales related to those online-enabled key titles on certain platforms.

Additionally, in fiscal year 2009, Activision’s non-GAAP results will exclude one-time costs related to the Vivendi transaction.

For fiscal year 2009, on a stand-alone basis, (not including Vivendi Games), Activision expects net revenues of $2.75 billion and earnings per diluted share of $0.72.

For fiscal 2009, Activision expects stand-alone non-GAAP net revenues, excluding the impact of the change in deferred revenue related to online-enabled games, to be $3.1 billion.  Excluding the impact of equity-based compensation expense ($0.12 per share), one-time costs related to the Vivendi transaction ($0.07 per share) and the impact of the change in deferred net revenues and cost of sales related to online-enabled games ($0.39 per share), Activision expects stand-alone non-GAAP earnings per diluted share of $1.30.

For the first quarter, Activision expects net revenues of $500.0 million and earnings per diluted share of $0.04 on a stand-alone basis.   Excluding the impact of equity-based compensation expense ($0.02 per share) and one-time costs related to the Vivendi transaction ($0.07 per share), the company’s stand-alone non-GAAP earnings per diluted share outlook is expected to be $0.13.

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Conference Call

Today at 4:30 p.m. EDT, Activision’s management will host a conference call and Webcast to discuss its fiscal 2008 year-end results and outlook for fiscal 2009. The company welcomes all members of the financial and media communities, and other interested persons, to visit the “Investor Relations” area of www.activision.com to listen to the conference call via a live Webcast or to listen to the call live by dialing in at 719-325-4752 in the U.S.

Non-GAAP Financial Measures

Activision provides net income (loss) and earnings (loss) per share data both including (in accordance with GAAP) and excluding (non-GAAP) the impact of expenses related to employee stock options, employee stock purchase plans, restricted stock rights and other equity-based compensation and the associated tax benefits, and in the future Activision’s non-GAAP results will also exclude the impact of the change in deferred net revenues and costs of sales, and one-time costs related to the Vivendi transaction.

Additionally, following the completion of the Vivendi transaction, Activision will exclude from its non-GAAP results the impact of expenses related to intangible amortization, as well as any one-time restructuring costs and results related to the discontinuation of operations should there be any.

Prior to April 1, 2006, Activision accounted for equity-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).  In accordance with APB No. 25, the company historically used the intrinsic value method to account for equity-based compensation.  Beginning on April 1, 2006, Activision has accounted for equity-based compensation using the fair value method under  Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”).

As online functionality becomes a more important component of gameplay, in fiscal 2009, the company expects that certain online-enabled games, to be released in fiscal 2009, will contain a more-than-inconsequential separate service deliverable in addition to the product, and its performance obligations for these games extend beyond the sale of the games. Vendor-specific objective evidence (“VSOE”) of fair value does not exist for the online services, as the company does not plan to separately charge for this component of online-enabled games.

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As a result, for certain key titles to be released in the December quarter of fiscal year 2009 and thereafter, the company will recognize all of the revenues from the sale of certain online-enabled games for certain platforms ratably over an estimated service period, which it currently estimates to be six months beginning the month after shipment. In addition, it will defer the costs of sales of those titles. As a consequence, the company’s non-GAAP results will exclude the impact of the change in deferred revenue and costs of sales related to certain online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms in order to provide comparable year-over-year performance.

Additionally, in order to provide comparable year-over-year performance, as of June 30, 2008, Activision will exclude from its non-GAAP operating results the impact of one-time costs related to the Vivendi transaction.

Non-GAAP net revenue, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, excluding the impact of changes in deferred net revenues and cost of sales, one-time costs related to the Vivendi transaction and expenses related to equity-based compensation, are not determined in accordance with GAAP, and the exclusion of those items has the effect of increasing non-GAAP net revenue, non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin (and reducing non-GAAP net loss and non-GAAP loss per share) by the same amounts as compared with GAAP net revenue, GAAP net income (loss), GAAP earnings (loss) per share and GAAP operating margin for the period.   Activision recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenue, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures, net revenue, net income (loss), earnings (loss) per share and operating margin directly ahead of non-GAAP net revenue, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, and by providing a reconciliation which indicates  and describes the adjustments made.

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Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision’s financial and operating performance because they allow for a better comparison of results between periods. Management further believes that reflecting the use of non-GAAP measures that eliminate the impact of deferred revenues and costs of sales in its operating results is important to facilitate comparisons to prior periods during which the application of its accounting policies did not result in deferral of significant amounts of revenues and costs of sales related to online-enabled games. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenue, net income (loss), non-GAAP earnings (loss) per share, non-GAAP operating margin do not have a standardized meaning.  Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision’s performance in relation to other companies.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $2.90 billion for the fiscal year ended March 31, 2008.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, Japan and South Korea.  More information about Activision and its products can be found on the company’s website, www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as “outlook”, “will,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.

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Factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision’s titles in its fiscal year 2009, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, the timing and successful completion of the combination of Activision and Vivendi Games, the combined company’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review Activision’s historical stock option granting practices, by the Board and by Activision, the outcome of the SEC’s formal investigation, the finalization of the proposed settlement of the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision relating to Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation (unrelated to stock option granting practices) and any additional risk factors identified in Activision’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and the preliminary proxy statement most recent filed in connection with the proposed transaction with Vivendi.  The forward-looking statements in this release are based upon information available to Activision as of the date of this release, and Activision assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision, Vivendi Games or the combined Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Important Additional Information has been and will be filed with the SEC

This communication is being made, in part, in respect of the proposed business combination involving Activision, Vivendi and Vivendi Games. In connection with the proposed transactions, Activision has filed with the Securities and Exchange Commission (SEC) a preliminary Proxy Statement and other documents regarding the proposed transactions, and plans to file with the SEC a definitive Proxy Statement as well as other documents regarding the proposed transactions.  The definitive Proxy Statement will be mailed to stockholders of Activision.

INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT MATERIAL FILED WITH THE SEC, AND THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders may obtain free copies of the preliminary Proxy Statement and other documents filed with the SEC by Activision, and will be able to obtain free copies of the Proxy Statement (when available) and other relevant documents to be filed with the SEC by Activision, through the website maintained by the SEC at http://www.sec.gov.

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Free copies of the preliminary Proxy Statement (and the definitive Proxy Statement, when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations department.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary Proxy Statement and will be contained in other relevant materials filed with the SEC (and will be contained in the definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available).

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF ACTIVISION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC.  ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

Cautionary Note Regarding Financial Information Concerning Vivendi and its Subsidiaries:  Except as specifically described herein, the information concerning Vivendi, Vivendi Games and Blizzard contained in this press release has been taken from or is based upon information furnished by Vivendi or its representatives. Activision has no knowledge that would indicate that any statements contained herein based on such documents and records are untrue. However, neither Activision nor any of its affiliates assumes any responsibility for the accuracy, currency or completeness of the information furnished by Vivendi concerning Vivendi, Vivendi Games or Blizzard.

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ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings (loss) per share data)

	Quarter ended March 31,		Year ended March 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)

Net revenues	$602,451	$312,512	$2,898,136	$1,513,012
Costs and expenses:
Cost of sales - product costs	274,334	181,425	1,240,605	799,587
Cost of sales - software royalties and amortization	51,986	26,295	294,279	132,353
Cost of sales - intellectual property licenses	23,909	8,287	110,551	46,125
Product development	79,052	44,678	269,535	133,073
Sales and marketing	67,473	40,074	308,143	196,213
General and administrative	51,164	40,867	195,409	132,514

Total costs and expenses	547,918	341,626	2,418,522	1,439,865
Operating income (loss)	54,533	(29,114)	479,614	73,147
Investment income, net	15,542	10,647	51,254	36,678
Income (loss) before income tax provision (benefit)	70,075	(18,467)	530,868	109,825
Income tax provision (benefit)	25,912	(4,045)	185,985	24,038

Net income (loss)	$44,163	$(14,422)	$344,883	$85,787

Basic earnings (loss) per share	$0.15	$(0.05)	$1.19	$0.31
Weighted average common shares outstanding	293,764	282,991	288,957	281,114
Diluted earnings (loss) per share	$0.14	$(0.05)	$1.10	$0.28
Weighted average common shares outstanding assuming dilution	318,784	282,991	314,731	305,339

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2008	2007
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,449,212	$954,849
Accounts receivable, net	203,420	148,694
Inventories	146,874	91,231
Software development	96,182	107,779
Intellectual property licenses	18,661	27,784
Deferred income taxes	41,242	51,564
Other current assets	23,804	19,332

Total current assets	1,979,395	1,401,233
Long-term investments	91,215	—
Software development	13,604	23,143
Intellectual property licenses	64,890	72,490
Property and equipment, net	54,528	46,540
Deferred income taxes	32,825	48,791
Other assets	15,055	6,376
Goodwill	279,161	195,374

Total assets	$2,530,673	$1,793,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,896	$136,517
Accrued expenses and other liabilities	426,175	204,652

Total current liabilities	556,071	341,169

Other liabilities	26,710	41,246

Total liabilities	582,781	382,415

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	1,148,880	963,553
Retained earnings	772,660	427,777
Accumulated other comprehensive income	26,352	20,202

Total shareholders’ equity	1,947,892	1,411,532
Total liabilities and shareholders’ equity	$2,530,673	$1,793,947

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended March 31, 2008	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$51,986	$79,052	$67,473	$51,164	$547,918
Less: Equity-Based Compensation Adjustment*	1,097	7,466	1,728	7,340	17,631
Non-GAAP Measurement	$50,889	$71,586	$65,745	$43,824	$530,287

Quarter ended March 31, 2008	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$54,533	$44,163	$0.15	$0.14
Less: Equity-Based Compensation Adjustment*	(17,631)	(10,737)	(0.04)	(0.03)
Non-GAAP Measurement	$72,164	$54,900	$0.19	$0.17

Year ended March 31, 2008	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$294,279	$269,535	$308,143	$195,409	$2,418,522
Less: Equity-Based Compensation Adjustment*	10,898	17,610	6,833	18,224	53,565
Non-GAAP Measurement	$283,381	$251,925	$301,310	$177,185	$2,364,957

Year ended March 31, 2008	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$479,614	$344,883	$1.19	$1.10
Less: Equity-Based Compensation Adjustment*	(53,565)	(32,621)	(0.11)	(0.10)
Non-GAAP Measurement	$533,179	$377,504	$1.31	$1.20

*                                         Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended March 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$26,295	$44,678	$40,074	$40,867	$341,626
Less: Equity-Based Compensation Adjustment*	631	1,664	1,779	3,015	7,089
Non-GAAP Measurement	$25,664	$43,014	$38,295	$37,852	$334,537

Quarter ended March 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(29,114)	$(14,422)	$(0.05)	$(0.05)
Less: Equity-Based Compensation Adjustment*	(7,089)	(4,317)	(0.02)	(0.02)
Non-GAAP Measurement	$(22,025)	$(10,105)	$(0.04)	$(0.04)

Year ended March 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$132,353	$133,073	$196,213	$132,514	$1,439,865
Less: Equity-Based Compensation Adjustment*	2,503	5,728	5,267	12,024	25,522
Non-GAAP Measurement	$129,850	$127,345	$190,946	$120,490	$1,414,343

Year ended March 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$73,147	$85,787	$0.31	$0.28
Less: Equity-Based Compensation Adjustment*	(25,522)	(15,543)	(0.06)	(0.05)
Non-GAAP Measurement	$98,669	$101,330	$0.36	$0.33

*                                         Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended March 31, 2008

(Amounts in thousands)

	Quarter Ended				Percent
	March 31, 2008		March 31, 2007		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$366,620	61%	$116,125	37%	216%
International	235,831	39%	196,387	63%	20%
Total net revenues	$602,451	100%	$312,512	100%	93%

Segment/Platform Mix
Publishing:
Console	$446,595	74%	$167,400	54%	167%
Hand-held	26,742	4%	32,232	10%	-17%
PC	40,198	7%	9,443	3%	326%
Total publishing net revenues	$513,535	85%	$209,075	67%	146%

Distribution:
Console	$69,656	12%	$74,022	24%	-6%
Hand-held	14,320	2%	23,661	7%	-39%
PC	4,940	1%	5,754	2%	-14%
Total distribution net revenues	$88,916	15%	$103,437	33%	-14%
Total net revenues	$602,451	100%	$312,512	100%	93%

	Year Ended				Percent
	March 31, 2008		March 31, 2007		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$1,761,753	61%	$753,376	50%	134%
International	1,136,383	39%	759,636	50%	50%
Total net revenues	$2,898,136	100%	$1,513,012	100%	92%

Segment/Platform Mix
Publishing:
Console	$2,129,799	73%	$886,795	59%	140%
Hand-held	219,299	8%	153,357	10%	43%
PC	156,068	5%	78,886	5%	98%
Total publishing net revenues	$2,505,166	86%	$1,119,038	74%	124%

Distribution:
Console	$268,794	9%	$238,662	16%	13%
Hand-held	94,918	4%	122,293	8%	-22%
PC	29,258	1%	33,019	2%	-11%
Total distribution net revenues	$392,970	14%	$393,974	26%	0%
Total net revenues	$2,898,136	100%	$1,513,012	100%	92%

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended March 31, 2008

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Publishing Net Revenues

PC	8%	5%	6%	7%

Console	87%	80%	85%	80%
Sony PlayStation 3	18%	12%	13%	5%
Sony PlayStation 2	21%	49%	29%	45%
Microsoft Xbox 360	27%	12%	31%	18%
Nintendo Wii	21%	5%	12%	5%
Other	0%	2%	0%	7%

Hand-held	5%	15%	9%	13%
Sony PlayStation Portable	1%	8%	3%	4%
Nintendo Dual Screen	4%	5%	5%	5%
Nintendo Game Boy Advance	0%	2%	1%	4%

Total publishing net revenues	100%	100%	100%	100%